Exhibit 10.7

HENDERSON GROUP PLC LONG TERM

INCENTIVE PLAN

Plan adopted in principle by resolution of the Board of Directors of Henderson

Group plc on 27 August 2008

Approved by the shareholders of the Company (as amended) on 4 May 2011

Amended by the Board on 4 May 2012

Amended by the Board with shareholder approval on 1 May 2013

Amended by the Board on 23 January 2014

Re-approved by the shareholders of the Company (as amended) on 1 May 2014

Re-approved by the shareholders of the Company (as amended) on [30 April 2015]

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1.                                      DEFINITIONS

1.1                               In this Plan, unless the context otherwise requires, the following words and expressions shall have the following meanings, namely:

the ASX means ASX Limited (ABN 98 008 624 691) or any successor body to it;

ASX Listing Rules means the Listing Rules of ASX, as in force from time to time, as they apply to the Company;

Award means an award granted in the form referred to in rule 2.1 and 2.1A;

Award Notification means the notification to a Participant setting out the specific conditions of an Award, in such form, including electronic, as the Board may determine from time to time;

Basic Salary means an Eligible Employee’s annual basic salary in respect of his employment with the Group;

Board means the board of directors of the Company or where appropriate a duly authorised committee thereof or, following a change of Control, the Board or duly authorised committee as constituted immediately prior to the change of Control;

Capital Reorganisation means any variation in the share capital or reserves of the Company (including, without limitation, by way of capitalisation issue, rights issue, sub-division, consolidation or reduction);

Company means Henderson Group plc incorporated in Jersey with registered number 101484 by whatever name from time to time;

Control has the meaning given by section 995 of the Income Tax Act 2007;

Date of Grant means the date on which the Board grants an Award;

Discretionary Share Scheme means any Employees’ Share Scheme adopted by the Company in which participation is at the discretion of the Board, other than (i) the Henderson Group PLC Company Share Option Plan and (ii) any other discretionary Employees’ Share Scheme adopted by the Company which is approved by the shareholders of the Company on the basis that such Employees’ Share Scheme is to be so excluded;

Eligible Employee means any bona fide employee of any member of the Group (including Executive Directors);

Employees’ Share Scheme has the meaning given by section 743 of the Companies Act 1985 (being, from 1 October 2009, section 1166 of the Companies Act 2006);

Executive Director means an executive director of the Company;

Financial Year means a financial year of the Company within the meaning of section 390 of the Companies Act 2006;

Fund means a fund, mandate or similar vehicle (including without limitation a unit trust, an investment trust company, an OEIC or a société d’investissement à capital variable, or a sub-fund of any such entity) the assets of which are managed by Henderson Global Investors (Holding) plc, Henderson Fund Management plc or any Subsidiary of such companies or any other Subsidiary of the Company;

Grant Period means a period of 42 days commencing on any of the following:

(a)                                 the day immediately following the day on which the Company makes an announcement of its results for the last preceding financial year, half-year or other period; or

(b)                                 any day on which the Board resolves that exceptional circumstances exist that justify the grant of Awards;

Group means the Company and its Subsidiaries and member of the Group shall be construed accordingly;

the London Stock Exchange means London Stock Exchange plc or any successor body to it;

Market Value means in relation to a Share on the Date of Grant:

(a)                                 if and so long as the Shares are listed on the London Stock Exchange shall be taken to be the closing middle market quotation for a share on the Date of Grant (as derived from the London Stock Exchange Daily Official List); or

(b)                                 subject to (a) above, its market value determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992;

Nil Cost Option means a right to acquire Shares on the terms set out in this Plan;

Nominal Value Option means a right to acquire Shares on the terms set out in this Plan on payment of an exercise price equal to the nominal value of the Shares;

Official List means the Official List of the UK Listing Authority;

Old Henderson means Henderson Group plc incorporated in England and Wales with registered number 02072534 by whatever name from time to time;

Old Henderson Shares means fully paid and irredeemable ordinary shares in the capital of Old Henderson;

Option means a Nil Cost Option or a Nominal Value Option;

Participant means any individual to whom an Award has been granted (including, where the context permits, the legal personal representatives of a deceased Participant);

Participating Company means:

(a)                                 the Company; and

(b)                                 any other company that is under the Control of the Company or is a Subsidiary;

the Performance Conditions means the conditions specified in Appendix 1 (including Appendix 1A and 1B) or such other conditions as the Board may have imposed under Rule 2.2;

the Performance Period means, unless foreshortened pursuant to Rule 4 or Rule 8:

(a)                                 for Awards granted prior to 1 April 2014, the three consecutive Financial Years of which the first is the Financial Year in which the Date of Grant falls;

(b)                                 in respect of the First Award referred to in Rule 2.1A, the three consecutive Financial Years of which the first is the Financial Year in which the Date of Grant falls;

(c)                                  in respect of the Second Award referred to in Rule 2.1A, the four consecutive Financial Years of which the first is the Financial Year in which the Date of Grant falls, or in any such case such other period as the Board may determine as being applicable to the Performance Conditions determined under Rule 2.2;

the Plan means this Henderson Group plc Long Term Incentive Plan as amended from time to time;

Registered Holder means any person or persons nominated by the Board to hold Shares on behalf of a Participant;

Release means

(a)                 in the case of an Award granted in the form of an Option, the point at which the Option becomes capable of exercise;

(b)                 in the case of an Award granted in the form of a conditional allocation of Shares, the point at which a Participant becomes entitled to the issue or transfer of Shares pursuant to the Award and;

(c)                  in the case of an Award granted in the form of an allocation of shares subject to restrictions or forfeiture, the point at which the Award is “no longer subject to any relevant restrictions” or “no longer at risk of forfeiture” (save by being subject to Rule 4A);

Relevant Company means the company (being any member of the Group) that incurs a Tax Liability as set out in Rule 9;

Relevant Maximum Percentage means:

(a)                                 in relation to an Eligible Employee who is for the time being the Chief Executive Officer of the Company, 500%; and

(b)                                 in relation to all other Eligible Employees, 300%;

Shares means fully paid and irredeemable ordinary shares in the capital of the Company or shares representing those shares following any Capital Reorganisation;

Subsidiary has the meaning given by section 1159 of the Companies Act 2006;

Tax Liability means a liability to account for any tax, national insurance, social security or other levy in respect of the Award (whether arising by reason of grant or exercise or Release of the Award or otherwise);

the Trustees means the trustees or trustee for the time being of any employee trust established by the Company from time to time for the benefit of (inter alia) employees of the Group;

UK Listing Authority means the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000; and

Vested Shares means Shares subject to Awards in respect of which the Performance Conditions have been satisfied, and Vest, Vested and Vesting Date shall be construed accordingly.

1.2                               Where the context permits the singular shall include the plural and vice versa and the masculine shall include the feminine. Headings shall be ignored in construing the Plan.

1.3                               References to any legislation, regulation, enactment or similar shall include any statutory modification, amendment or re-enactment thereof.

2.                                      GRANT OF AWARDS

2.1                               The Board may, during a Grant Period, in its discretion, grant Awards in the form of an Option, a conditional allocation of Shares or an allocation of Shares subject to restrictions on dealings in or forfeiture of those Shares, to any Eligible Employees selected by the Board.

2.1A                      Where, on or following 1 April 2014, the Board grants an Award to an Eligible Employee (“the First Award”) it shall grant, at the same time, a second Award (“the Second Award”), such that the First Award comprises two-thirds (rounded down to the nearest whole Share) of the aggregate of the number of Shares over which the two Awards are granted, and the Second Award comprises the remainder of the aggregate of the number of Shares over which the two Awards are granted.

2.2                               The Board shall determine the Performance Conditions applicable to an Award in its absolute discretion.

2.3                               No Awards may be granted after 30 April 2025.

2.4                               No amount shall be payable in respect of the grant of an Award or the exercise of an Option, other than the nominal value of any Shares being acquired on the exercise of a Nominal Value Option.

2.5                               The Board shall determine prior to the Date of Grant and shall specify in the Award Notification (other than in respect of an Award in the form of an Option) whether the Participant shall have any beneficial interest in the Shares the subject of an Award and whether he shall have any rights to dividends in respect of the Shares and such other rights commonly enjoyed by a beneficial owner of Shares or whether he shall have only a conditional right to receive such Shares in which case he shall have no beneficial interest in the Shares until the Release of such Award. If the Board determines that a Participant shall have a beneficial interest in the Shares, it shall nominate a Registered Holder.

2.6                               If a Participant is to have beneficial ownership of the Shares the subject of an Award, the Shares shall have to be registered in the name of the nominated Registered Holder and:

(a)                                 the Participant shall not be entitled to delivery of the share certificate until the Performance Period has expired;

(b)                                 the Registered Holder shall retain custody of such Shares during the Performance Period; and

(c)                                  the Participant may not sell, transfer, assign, pledge, exchange, hypothecate (or attempt to do so) or otherwise dispose of such Shares during the Performance Period.

If the Board so determines (but not otherwise), the Registered Holder shall account to the Participant for any dividends paid in respect of the Shares during the Performance Period and shall seek directions from the Participant as to how the Registered Holder should vote on a poll in respect of such shares.

2.7                               Each Award shall be made by an Award Notification issued by the Company and shall be subject to such terms and conditions consistent with the Plan as the Board may determine in its sole discretion. The Award Notification shall state (in addition to the matters set out in Rule 2.5):

(a)                                 the form of the Award;

(b)                                 the Date of Grant;

(c)                                  the number of Shares comprised in the Award;

(d)                                 in the case of a Nominal Value Option only, the exercise price;

(e)                                  in the case of an Option only, the date on which the Option will lapse pursuant to Rule 7.1(a); and

(f)                                   the Performance Conditions that must be satisfied by the Vesting Date.

2.8                               Every Award granted under this Plan shall be personal to the Participant to whom it is granted and, except to the extent necessary to enable a personal representative to exercise the Award following the death of a Participant, neither the Award nor the benefit thereof may be transferred, assigned, charged or otherwise alienated. Any transfer or attempted transfer of an Award otherwise than as permitted by this Rule 2 shall cause an Award to lapse.

2.9                               The grant of any Award under the Plan shall be subject to the provisions of the Model Code published by the UK Listing Authority and to obtaining any approval or consent required under the provisions of the Listing Rules published by the UK Listing Authority or the City Code on Takeovers and Mergers or of any regulation or enactment applicable to such grant.

3.                                      PLAN LIMITS

3.1                               The maximum number of Shares which may be allocated under the Plan on any day shall not, when added to the aggregate of the number of Shares and Old Henderson Shares which have been allocated in the previous 10 years under the Plan and under any other Discretionary Share Scheme adopted by the Company or Old Henderson, exceed such number as represents 5 per cent of the ordinary share capital of the Company in issue immediately prior to that day.

3.2                               The maximum number of Shares which may be allocated under the Plan on any day shall not, when added to the aggregate of the number of Shares and Old Henderson Shares which have been allocated in the previous 10 years under the Plan and under any other Employees’ Share Scheme adopted by the Company or Old Henderson, exceed such number as represents 10 per cent of the ordinary share capital of the Company in issue immediately prior to that day.

3.3                               References in this Rule 3 to the “allocation” of Shares shall mean:

(a)                                 in the case of any option, conditional share award or other similar award pursuant to which Shares may be acquired:

(i)	the grant of the option, conditional share award or other similar award to acquire Shares, pursuant to which Shares may be issued; and

(ii)

in so far as not previously taken into account under (i) above from the date of grant, any subscription for Shares which are issued for the purpose of satisfying any option, conditional share award or other similar award to acquire Shares; and

(b)                                 in relation to other types of Employees’ Share Scheme, the issue and allotment of Shares,

and references to “allocated” in this Rule 3 shall be construed accordingly.

3.4                               In determining the above limits no account shall be taken of

(a)                                 any allocation (or part thereof) where the option, conditional share award or other similar award to acquire Shares was released, lapsed or otherwise became incapable of vesting;

(b)                                 any allocation (or part thereof) in respect of which the Board has determined shall be satisfied otherwise than by the issue of Shares; and

(c)                                  such number of additional Shares as would otherwise have been issued on the exercise of an option for monetary consideration (the exercise price) but in respect of which the exercise price is not paid, in substitution for the issue of such lesser number of shares as have a market value equal only to the gain which the optionholder would have made on exercise (equity-settled SAR alternative).

3.5                               References to the issue and allotment of Shares shall include the transfer of treasury shares, but only until such time as the guidelines issued by institutional investor bodies cease to provide that they need to be so included.

3.6                               An Award shall not be granted to an Eligible Employee if such grant would cause the aggregate of:

(a)                                 the total Market Value of the maximum number of Shares that may be acquired on Release of the Award or on the exercise of the Option (as measured at the Date of Grant of the Award); and

(b)                                 the total Market Value of the maximum number of Shares that may be acquired pursuant to any other Award granted to the Eligible Employee in the same calendar year under the Plan or any similar plan established by Old Henderson (as measured at the Date of Grant of the Award), to exceed the Relevant Maximum Percentage of the Eligible Employee’s Basic Salary as at the Date of Grant.

4.                                      RIGHTS OF EXERCISE OF AWARDS

4.1                               Save as otherwise permitted in these rules an Award may only be Released:

(a)                                 if the Award has Vested; and

(b)                                 to a Participant who has remained an Eligible Employee during the Performance Period until the Vesting Date.

4.2                               As soon as reasonably practicable after the end of each Performance Period the Board will notify Participants of the extent to which the Performance Conditions have been satisfied and the Award has Vested. An Award may be exercised or Released in respect of such number of Vested Shares in accordance with these Rules.

A Vested Option may be exercised in whole or in part and such exercise shall be effected in such form or manner as the Board may determine.

4.3                               Save as otherwise provided in these Rules, an unvested Award shall lapse automatically on the Participant ceasing to be an employee of a member of the Group (whether lawfully or unlawfully) at any time before the expiry of the Performance Period applicable to the Award.

4.4                               In respect of Vested Options, on the Participant ceasing to be an employee of a member of the Group for any reason, except misconduct (for the avoidance of doubt, including but not limited to gross misconduct), the Option shall remain exercisable until the earlier of the fifth anniversary of ceasing employment and the end of the day prior to the [tenth](1) anniversary of the Date of Grant and thereafter shall lapse. Where the Participant ceases to be a member of the Group by reason of misconduct (for the avoidance of doubt, including but not limited to gross misconduct), the Option shall lapse immediately.

4.5                               Where a Participant ceases to be an employee of a member of the Group before the expiry of the Performance Period applicable to an Award by reason of:

(a)                                 death;

(b)                                 injury, disability or ill-health;

(c)                                  his employing company ceasing to be a member of the Group;

(d)                                 the business (or part of a business) in which he is employed being transferred to a transferee which is not a member of the Group; or

(e)                                  any other reason the Board so decides in its absolute discretion, (and for avoidance of doubt this discretion need not be exercised until the expiry of the Performance Period), his Award shall continue and be capable of Release at the end of the Performance Period subject (except in the case of a Participant’s death where the Board may determine that the Performance Conditions need not be satisfied) to the achievement of Performance Conditions at that time PROVIDED THAT in all cases where employment ceases before the expiry of the Performance Period, unless the Board determines otherwise, the number of Shares in respect of which the Award may be Released shall be the number in respect of which the Award has Vested (subject to any adjustments under Rule 10) multiplied by the fraction A/B (where A is that part of the Performance Period measured in complete months from the first day of the Performance Period to the date of cessation of employment and B is such number as is equal to the number of months in the Performance Period SAVE THAT the Board may, at its discretion, upon the cessation of a Participant’s employment due to death or terminal illness determine that the Awards may be Released immediately in accordance with Rule 4.6.

(1) Words in square brackets inserted for Awards granted on or after 30 April 2015. For Awards granted prior to this date this provision referred to the eighth anniversary of the Date of Grant.

4.6                               Where the Board determines that an Award may be Released immediately under Rule 4.5, the number of Shares in respect of which the Award Vests shall be determined by the Board by reference to the extent to which the Performance Conditions are met at the date of cessation of the Participant’s employment (except where in the case of a Participant’s death, the Board has exercised its discretion to determine that Performance Conditions need not be satisfied), subject to modification if the Board considers that the Performance Conditions would be met to a greater or lesser extent at the end of the original Performance Period. The number of Shares in respect of which the Award shall be Released, unless the Board determines otherwise, shall be the number in respect of which the Award Vested (subject to any adjustments under Rule 10) multiplied by the fraction A/B (where A is that part of the Performance Period measured in complete months from first day of the Performance Period to the date of cessation of employment and B is such number as is equal to the number of months in the Performance Period.

4.7                               Where an Award in the form of an Option has been Released pursuant to Rules 4.5 or 4.6, it shall become exercisable from the relevant date of Release until the fifth anniversary of ceasing employment (or for a period of twelve months in the case of death or terminal illness) and thereafter shall lapse.

4.8                               For the purpose of this Rule 4, a female Participant shall not be treated as ceasing to be an employee of a member of the Group if absent from work wholly or partly because of pregnancy or confinement, until she ceases to be entitled to exercise any statutory or contractual entitlement to return to work.

4A                                HOLDING PERIOD

4A.1                      This Rule 4A applies in respect of any Award granted on or after 30 April 2015, save that the Board may, in exceptional circumstances, at any time determine that this Rule 4A shall not apply in respect of any such Award.

4A.2                      Where this Rule 4A applies, at any time prior to the fifth anniversary of the Date of Grant:

(a)          an Award granted in the form of an Option may not be exercised; or

(b)          an Award (other than an Option) shall not be Released,

in either case UNLESS AND UNTIL the Participant has in respect of the Shares which will be subject of such exercise or Release entered into, in a form satisfactory to the Board, an election under section 430 or 431 of the Income Tax (Earnings and Pensions) Act 2003 or any other election or similar in any relevant jurisdiction which is determined by the Board as being necessary or desirable to avoid any further liability to income tax and/or social security arising at any time after such exercise or Release.

4A.3                      Where this Rule 4A applies, where:

(a)          an Award granted in the form of an Option is exercised; or

(b)          an Award (other than an Option) is Released,

in either case prior to the fifth anniversary of the Date of Grant, the Participant irrevocably agrees that during the period from the date of such exercise or

Release until the fifth anniversary of the Date of Grant he shall not sell or transfer, nor pledge, charge, assign or otherwise dispose of, nor grant any security or interest over, the Shares in respect of which the Award is exercised or Released, provided that this Rule 4A.3:

(c)               shall not restrict any sale of Shares to the extent required pursuant to Rule 9; and

(d)              shall cease to apply on the occurrence of any of the events specified in Rule 8.1, 8.2 or 8.6 or, if the Board so determines Rule 8.5.

4A.4                      The Participant irrevocably agrees that the Company may take or procure to be taken such steps as the Board may determine to enforce Rule 4A.3 (which may include, without limitation, procuring that the Shares to which Rule 4A.3 applies be held in a vested share account on behalf of the Participant but subject to a restriction on the Participant’s ability to direct that such Shares be sold or transferred).

4A.5                      For the avoidance of doubt, nothing in this Rule 4A shall restrict a Participant from receiving any dividends or exercising any voting rights in respect of any Shares which are held by the Participant subject to Rule 4A.3.

4A.6                      The Participant irrevocably agrees that Shares that are subject Rule 4A.3 may be forfeited by the Participant to give effect to a Claw-back in respect of the Award or otherwise pursuant to the Plan or any other Discretionary Share Plan operated by the Company, and for which purpose the Participant irrevocably authorises the Company to procure the transfer of legal and/or beneficial title to such Shares from the Participant to such person as directed by the Company.

5.                                      EXERCISE AND RELEASE OF AWARDS

5.1                               Where the Release of an Award, exercise of an Option or transfer of any Shares under the Plan would be prohibited by law or the Model Code published by the UK Listing Authority (or the Company’s dealing rules):

(a)                                 the Option may not be exercised until such prohibition no longer applies PROVIDED THAT if under Rule 7.1(a) the Option would otherwise lapse during such a prohibited period then the Option may, notwithstanding Rule 7.1(a), be exercised for a further period of 3 months after such prohibition is lifted; and

(b)                                 the Award (other than an Option), shall not be treated as having Vested and the period during which such Award may be Released and the period during which Shares may be transferred pursuant to such Award shall not be treated as having commenced until such prohibition no longer applies.

6.                                      ISSUE OR TRANSFER OF SHARES

6.1                               The Board shall issue or procure the transfer of Shares (which may include treasury shares) to be allotted or transferred pursuant to the Release of an Award within 30 days following the date on which an Award (other than an Option) is required to be Released or an Option is exercised. The Board may, in its discretion, require that particular Awards be satisfied by the transfer of existing Shares purchased in the market. The Board may, in its discretion, determine that any Award may be settled by procuring the payment to a Participant of a cash amount equal to the closing middle market quotation for each Vested Share on the Vesting Date (as derived from the London Stock Exchange Daily Official List) subject to applicable deductions of tax and employee’s social security.

6.2                               Shares to be issued pursuant to the Plan will rank pari passu in all respects with the Shares then in issue, except that they will not rank for any rights attaching to Shares by reference to a record date preceding the date of issue.

6.3                               Shares to be transferred pursuant to the Plan will be transferred free of all liens, charges and encumbrances and together with all rights attaching thereto, except that they will not rank for any rights attaching to Shares by reference to a record date preceding the date of transfer.

6.4                               Subject to Rule 12.1 below, the Company and its Subsidiaries may provide funds to the Trustees to enable the Trustees to purchase existing Shares or subscribe for new Shares in the Company for the purpose of the Plan, provided that no funds may be provided to enable the Trustees to acquire Shares in the Company if such an acquisition would result in the Trustees holding more than 5% of the ordinary share capital of the Company in issue at that time.

6.5                               Options do not confer any rights upon a Participant to participate in new issues of Shares prior to the exercise of Options.

7.                                      LAPSE OF AWARDS

7.1                               Awards shall lapse upon the occurrence of the earliest of the following events:

(a)                                 in the case of Options, subject to Rule 5.1(a), on the [tenth](2) anniversary of the Date of Grant (unless the Board specifies an earlier date at the Date of Grant);

(b)                                 to the extent that it is determined that the Performance Conditions have not been met following the expiry of the Performance Period, the expiry of that period;

(c)                                  the expiry of any relevant period specified in Rule 4.4, 4.5 or 4.7 or as specified in Rule 4.3;

(d)                                 the expiry of any relevant period specified in Rule 8; or

(e)                                  the Participant being deprived of the legal or beneficial ownership of the Award by operation of law, or doing or omitting to do anything which causes him to be so deprived or becomes bankrupt.

(2) Words in square brackets inserted for Awards granted on or after 30 April 2015. For Awards granted prior to this date this provision referred to the eighth anniversary of the Date of Grant.

8.                                      GENERAL OFFER FOR THE COMPANY ETC.

8.1                               If any person (either alone or together with any person acting in concert with him) makes a general offer to acquire the whole of the share capital of the Company (other than those shares which are already owned by him and/or any person acting in concert with him), the Company shall, as soon as reasonably practicable thereafter, give notice to each Participant of such general or other offer and Awards shall be Released and an Option may be exercised within the period of 30 days following the date on which the offer becomes or is declared unconditional in all respects PROVIDED THAT if such event occurs before the expiry of any relevant Performance Period an Award shall only Vest to the extent that Performance Conditions have been met by the date on which the offer becomes or is declared unconditional (and for this purpose the Performance Period shall be treated as ending on the date of such offer becoming or being declared unconditional), and the number of Shares in respect of which an Award may be Released shall be the number in respect of which the Award has Vested (subject to any adjustments under Rule 10) multiplied by the fraction A/B (where A is that part of the Performance Period measured in complete months from the first day of the Performance Period to the date on which the offer becomes or is declared wholly unconditional and B is such number as is equal to the number of months in the Performance Period) SAVE THAT the Board may in its absolute discretion having regard to the extent to which the Performance Conditions have been satisfied up to the relevant date determine that Awards may be Released in respect of a greater number of Shares not exceeding the total number of Shares under the Awards.

Scheme of Arrangement

8.2                               If a court shall direct that a meeting of the holders of Shares be convened pursuant to Article 125 of the Companies (Jersey) Law 1991 for the purposes of considering a scheme of arrangement involving the reconstruction of the Company or its amalgamation with any other company or companies, Awards shall be Released and an Option may be exercised conditional on either the scheme of arrangement being approved by the shareholders’ meeting or sanctioned by the court (as determined by the Board in its absolute discretion) (the “Relevant Condition”) PROVIDED THAT if such event occurs before the expiry of any Performance Period an Award shall only Vest to the extent that Performance Conditions have been met by the date of the court’s approval (and for this purpose the Performance Period shall be treated as ending on the date of such court approval), and the number of Shares in respect of which an Award may be Released shall be the number in respect of which the Award has Vested (subject to any adjustments under Rule 10) multiplied by the fraction A/B (where A is that part of the Performance Period measured in complete months from the first day of the Performance Period to the date of the shareholders’ meeting or court sanction (as the case may be) and B is such number as is equal to the number of months in the original Performance Period) SAVE THAT the Board may in its absolute discretion having regard to the extent to which the Performance Conditions have been satisfied up to the relevant date determine that Awards may be Released in respect of a greater number of Shares not exceeding the total number of Shares under each of the Awards.

8.3                               If the Relevant Condition is not satisfied, the Awards shall continue and Vested Options shall remain exercisable.

8.4                               Awards shall not be Released without the consent of the Board under Rule 8.2 if the purpose and effect of the scheme of arrangement is to create a new holding company for the Company, such company having substantially the same shareholders and proportionate shareholdings as those of the Company immediately prior to the scheme of arrangement.

Demerger

8.5                               If the Board becomes aware that the Company is or is expected to be affected by any demerger, dividend in specie, super-dividend or other transaction which, in the opinion of the Board, would affect the current or future value of any Awards, the Board, acting fairly, reasonably and objectively, may in their absolute discretion allow some or all Awards to be Released and Options to be exercised. The Board shall specify the Release Date and the permitted period of exercise.

Voluntary Winding-up

8.6                               If notice is duly given of a resolution for a voluntary winding-up of the Company then the Board, acting fairly, reasonably and objectively, may in their absolute discretion allow some or all Awards to be Released and Options to be exercised. The Board shall specify the Release Date and the permitted period of exercise.

9.                                      INCOME TAX AND AND SOCIAL SECURITY CONTRIBUTIONS

9.1                               This rule applies when, in relation to an Award, any member of the Group is liable, or is in accordance with current practice believed by the Board to be liable under any statute, regulation or otherwise, to account to any revenue or other authority for any sum in respect of any Tax Liability of the Participant. When this rule applies, the Participant shall indemnify and keep indemnified the Relevant Company for the Tax Liability. The Participant shall pay the Relevant Company a sum equal to the Tax Liability immediately upon receiving written notice of the quantum of the Tax Liability.

9.2                               To the extent legally possible, the Board may determine that the Release of any Award or exercise of an Option is conditional on the Participant entering into:

(a)                                 an agreement to reimburse the Relevant Company in whole or in part for any secondary Class 1 national insurance contributions (or the equivalent in any other jurisdiction) arising in connection with such Award; or

(b)                                 an election with the Relevant Company to assume the liability for any secondary Class 1 national insurance contributions (or the equivalent in any other jurisdiction) payable in connection with an Award, including an agreement or election under paragraph 3A or 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992 (or the equivalent in any other jurisdiction).

9.3                               If:

(a)                                 the Participant shall fail to reimburse the Relevant Company in accordance with an agreement entered into pursuant to Rule 9.2; or

(b)                                 the Participant shall fail to make payment to the Relevant Company immediately upon receipt of a written notice in accordance with Rule 9.1; or

(c)                                  the Relevant Company does not issue a written notice in accordance with Rule 9.1,

then the Company is authorised by the Participant to sell such number of Shares in respect of which the Award has been validly Released or exercised (as the case may be) as may be sufficient to release a sum which (after allowance for the costs and expenses of such a sale) may discharge (and shall be applied in discharge of) the Participant’s liability to the Relevant Company under this Rule 9 or any agreement entered into in accordance with Rule 9, and may exercise all such powers and may appoint any of its officers to sign all such documents in the name of the Participant as may be necessary for this purpose.

9.4                               If any amount of the Tax Liability should not be recovered as set out above, the Participant shall be liable to make good any amount outstanding on demand.

10.                               ADJUSTMENTS OF AWARDS

10.1                        Subject to Rule 10.2, in the event of any Capital Reorganisation or the implementation by the Company of a demerger or the payment by the Company of a dividend in specie or a special dividend (which in the case of a demerger or payment of a dividend would materially affect the value of an Award), the definition of Shares, the number of Shares comprised in an Award and (where applicable) the exercise price of an Option may be adjusted in such manner as the Board may determine PROVIDED THAT in respect of an Award under which Shares are to be transferred, prior notification shall be given to the person holding the Shares to which the Award relates.

10.2                        If any adjustment is made under Rule 10.1 at a time when the Company is included in the official list of the ASX, such adjustment must comply with the ASX Listing Rules in force at the time of the Capital Reorganisation.

11.                               AMENDMENT AND ADMINISTRATION

11.1                        The decision of the Board shall be final and binding in all matters relating to the Plan and it may at any time discontinue the grant of further Awards.

11.2                        The Board may amend any of the provisions of the Plan in any way it thinks fit, provided that:

(a)                                 the Board shall not make any amendment that would materially prejudice the interests of existing Participants except with the prior consent or sanction of Participants who, if they exercised their Awards in full, would thereby become entitled to not less than three-quarters of all the Shares which would fall to be allotted or transferred upon exercise in full of all outstanding Awards; and

(b)                                 no amendment to the advantage of Eligible Employees or Participants may be made to:

(i)	the definition of Eligible Employee in Rule 1.1;

(ii)	the limitations on the numbers of Shares subject to the Plan;

(iii)	the maximum entitlement of an Eligible Employee under the Plan;

(iv)	the basis for determining an Eligible Employee’s entitlement to Shares under the Plan;

(v)	the terms of Shares to be provided under the Plan; or

(vi)	the adjustment provisions of Rule 10 of the Plan,

without the prior approval of the Company in general meeting except in the case of minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Eligible Employees and Participants or any member of the Group; and

(c)                                  without prejudice to any provision of the Plan which provides for the lapse of an Award, the Board may not cancel an Award unless the Participant agrees in writing to such cancellation.

11.3                        At any time while the Company is included in the official list of the ASX, no amendment may be made to these rules and no other change may be made to Awards except in accordance with the ASX Listing Rules.

11.4                        Notwithstanding any other provision of the Plan, the Board may establish appendices to the Plan for the purpose of granting Awards to Eligible Employees who are or may become primarily liable to tax outside the United Kingdom on their remuneration, subject to such modifications as may be necessary or desirable to take account of overseas tax, exchange control or securities laws provided that any Shares made available under such appendices shall count towards the limit set out in Rule 3.

12.                               GENERAL

12.1                        Any member of the Group may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for the purposes.

12.2                        The Plan shall terminate on 30 April 2025 or at any earlier time by the passing of a resolution by the Board or an ordinary resolution of the Company in general meeting. Termination of the Plan shall be without prejudice to the subsisting rights of Participants.

12.3                        The rights and obligations of any individual under the terms of his office or employment with the Group or an Associated Company shall not be affected by his participation in the Plan or any right he may have to participate in the Plan. An individual who participates in the Plan waives all and any rights to compensation or damages in consequence of the termination of his office or employment with any company for any reason whatsoever (whether lawfully or unlawfully), insofar as those rights arise or may arise from his ceasing to have rights under the Plan as a result of such termination, or from the loss or diminution in value of such rights or entitlements. In the event of any conflict between the terms of this Rule 12.3 and the Participant’s terms of employment, this Rule will take precedence.

12.4                        The existence of any Award shall not affect in any way the right or power of the Company or its shareholders to make or authorise any or all adjustments, recapitalisations, reorganisations or other changes in the Company’s capital structure, or any merger or consolidation of the Company, or any issue of Company shares, bonds, debentures, preferred or prior preference stocks ahead of, or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.5                        Any notice or other document required to be given under or in connection with the Plan may be delivered to a Participant or sent by post to him at his home address according to the records of his employing company or such other address as may appear to the Company to be appropriate including any electronic address. Notices sent by post shall be deemed to have been given on the day following the date of posting and notices sent by electronic means shall be deemed to have been given twelve hours after the time of despatch or at such earlier time as receipt is acknowledged. Any notice or other document required to be given to the Company under or in connection with the Plan may be delivered or sent by post to it at its registered office (or such other place or places as the Company may from time to time determine and notify to Participant).

12.6                        Benefits under the Plan shall not be pensionable.

12.7                        The Company, or where the Board so directs any Participating Company, shall pay the appropriate stamp duty on behalf of Participants in respect of any transfer of Shares on the exercise of Awards.

12.8                        These Rules shall be governed by and construed in accordance with English law. All disputes arising out of or in connection with the rules shall be subject to the exclusive jurisdiction of the courts of England and Wales.

13.                               FORFEITURE

13.1                        In respect of Awards made on or after 4 May 2011, at any time prior to the Vesting Date, an Award shall be forfeit to the extent determined by the Board (and for the avoidance of doubt the Board may determine that an Award may be forfeited in whole or in part):

(a)                                 where the Board determines that there has been a material misrepresentation in relation to the performance of the Company [or a member of the Group, business unit or Fund](3) and/or the Participant on the basis of which the Board made its determination as to the extent to which any Award was granted, including (but not limited to): (i) a misstatement of the financial results and/or health of the Company [or a member of the Group, business unit or Fund](3) during a relevant Financial Year; (ii) an erroneous calculation in relation to the results of the Company [or a member of the Group, business unit or Fund](3) or other performance benchmark; (iii) errors in the financial statements of the Company [or a member of the Group, business unit or Fund](3); or (iv) discrepancies in the financial accounts for a relevant Financial Year, whether or not arising from fraud or reckless behaviour on the part of any director or employee of the Company or any member of the Group [and, for the avoidance of doubt, whether or not the Participant was responsible for such misrepresentation](4);

(b)                                 immediately upon the Participant ceasing to be an employee of any member of the Group by reason of dismissal for misconduct (for the avoidance of doubt, including but not limited to gross misconduct);

(c)                                  where the Board determines that there is reasonable evidence of misbehaviour by the Participant;

(d)                                 where the Board determines that there has been a material failure of risk management [in respect of: (i) the Company; (ii) any member of the Group or business unit for which the Participant performs a role or has responsibility; and/or (iii) any Fund to which the Participant’s role relates or for which the Participant has responsibility, whether or not the Participant is responsible for such failure](4); or

(e)                                  in respect of an Award granted on or after 30 April 2015, where the Board determines that:

(i)                   the vesting of an Award is not sustainable according to the financial situation of the Company; and/or

(ii)                  the vesting of an Award to the extent to which it would otherwise vest is not justified according to, and/or that there has been a material downturn in, the performance of: (i) the Company; (ii) any member of the Group or business unit for which the Participant performs a role or has responsibility; (iii) any Fund to which the Participant’s role relates or for which the Participant has responsibility; and/or (iv) the Participant.

(3) Words in square brackets inserted to apply to Awards granted on or after 30 April 2015.

(4) Words in square brackets inserted on 30 April 2015.

13.2                        The effect of the forfeiture of an Award (to the extent determined by the Board under Rule 13.1 above) shall be:

(a)                                 in the case of an Award granted in the form of an Option, the Option shall no longer be capable of exercise and shall lapse;

(b)                                 in the case of an Award granted in the form of a conditional allocation of Shares, the Participant shall no longer be entitled to the issue or transfer of Shares pursuant to the Award;

(c)                                  in the case of an Award granted in the form of an allocation of Shares subject to restrictions or forfeiture, the Shares shall be forfeit and shall be transferred to the Company, or as the Company may direct, for nil consideration.

14.                               CLAW-BACK OF OVERPAYMENT OF AWARD

14.1                        In respect of Awards made on or after 4 May 2011, a claw-back may be imposed by the Board (“Claw-Back”) at any time following the applicable Vesting Date until the [third](5) anniversary of the applicable Vesting Date:

(a)                                 where the Board determines that there has been a material misrepresentation […](6) in relation to the performance of the Company [or a member of the Group, business unit or Fund](7) and/or the Participant on the basis of which the Board made its determination as to the extent to which any Award Vested, including (but not limited to): (i) a misstatement of the financial results and/or health of the Company [or a member of the Group, business unit or Fund](7) during a relevant Financial Year; (ii) an erroneous calculation in relation to the results of the Company [or a member of the Group, business unit or Fund](7) or other performance benchmark; (iii) errors in the financial statements of the Company [or a member of the Group, business unit or Fund](7); or (iv) discrepancies in the financial accounts for a relevant Financial Year, whether or not arising from fraud or reckless behaviour on the part of any director or employee of the Company or any member of the Group;

(b)                                 where the Participant ceases to be an employee of any member of the Group by reason of dismissal for misconduct (for the avoidance of doubt, including but not limited to gross misconduct); or

(c)                                  in respect of an Award granted on or after 30 April 2015, where the Board determines that there has been a material failure of risk management for which the Participant has direct or indirect responsibility in respect of: (i) the Company; (ii) any member of the Group or business unit for which the

(5) For Awards made on or after 4 May 2011 but prior to 30 April 2015, Claw-Back may only be operated until the second anniversary of the applicable Vesting Date (see previous version of the rules).

(6) For Awards made on or after 4 May 2011 but prior to 30 April 2015, words “by a Participant” are included (see previous version of the rules).

(7) Words in square brackets inserted to apply to Awards granted on or after 30 April 2015.

Participant performs a role or has responsibility; and/or (iii) any Fund to which the Participant’s role relates or for which the Participant has responsibility.

14.2                        The manner in which the Claw-Back shall be made by the Remuneration Committee is as follows:-

(a)                                 the Company shall serve a notice in writing on each Participant concerned setting out:-

(i)	the date of the Award;

(ii)	the total number of Shares comprised in the Award which vested on the applicable Vesting Date;

(iii)

 the number of Shares in that Award which are subject to the Claw- Back calculated, if the Board so decides, after taking account of the tax and social security contributions paid by the Participant (“Claw-Back Shares”);

(iv)	the Market Value of the Claw-Back Shares, as at the date the Claw- Back Shares were issued or transferred in satisfaction of the Award (“Cash Equivalent”);

(b)           so far as the Board shall consider practicable, any Claw-Back shall be implemented by:

(i)

a reduction in the number of Shares under the Plan or any other Discretionary Share Plan operated by the Company which would otherwise vest for [or be released to](8) the Participant on any future date, [for the avoidance of doubt, including by the forfeiture of any Shares that are subject to Rule 4A.3](8);

(ii)

a withholding of any cash amount otherwise due to the Participant under any bonus scheme[, phantom share scheme or other cash based incentive scheme](8) of the Company or any member of the Group (on a pre- or post-tax basis, as determined by the Board); or

(iii)	a deduction from any other sum owed to the Participant (which may include unpaid salary and/or pension contributions) on a pre- or post-tax basis, as determined by the Board,

up to the number of Claw-Back Shares or their Cash Equivalent; and

(c)                                  if the Participant ceases at any time to be a Participant in the Plan and/or any other Discretionary Share Plan operated by the Company, or the number of Shares which may be transferred on or following any future date under the Plan and/or any other Discretionary Share Plan operated by the Company is less than the number of Claw-Back Shares, or the Participant ceases at any

(8) Words in square brackets inserted on 30 April 2015.

time to be a director or an employee of the Company or any member of the Group, then the Company may recover from the Participant the Cash Equivalent of the balance of the Shares remaining to be clawed-back and for these purposes the Cash Equivalent is a debt which is immediately due and payable by the Participant to the Company.

14.3                        This Rule 14 shall apply, mutatis mutandis, to any cash payment made to a Participant under Rule 15 below.

15.                               DIVIDEND EQUIVALENTS

This Rule 15 shall only apply in respect of Awards granted prior to 30 April 2015.

15.1                        Following the Vesting Date of an Award, the Board may, at its discretion, determine to make a cash payment to the Participant (or to his personal representatives, as appropriate) equivalent to the amount of dividends that the Participant would have received on a net basis (without any associated tax credit), in respect of the number of Shares subject to the Award that Vests had the Participant been the full legal and beneficial owner of such Shares during the period from the Date of Grant to the Vesting Date.

15.2                        In relation to awards granted before 1 May 2014, payment of such cash amount will be made in equal tranches on the first and second anniversaries of the Vesting Date (each a “Relevant Payment Date”) provided that the Participant is still an employee of a member of the Group on each Relevant Payment Date.

15.3                        In relation to the First Award, payment of such cash amount will be made in equal tranches on the first and second anniversaries of the Vesting Date (each a “Relevant Payment Date”) provided that the Participant is still an employee of a member of the Group on each Relevant Payment Date.

15.4                        In relation to the Second Award, payment of such cash amount will be made in equal tranches on the Vesting Date and the first anniversary of the Vesting Date (each a “Relevant Payment Date”) provided that the Participant is still an employee of a member of the Group on each Relevant Payment Date.

15.5                        Where the Participant ceases to be an employee of a member of the Group before a Relevant Payment Date by reason of:

(a)                                 death;

(b)                                 injury, disability or ill-health;

(c)                                  his employing company ceasing to be a member of the Group;

(d)                                 the business (or part of a business) in which he is employed being transferred to a transferee which is not a member of the Group; or

(e)                                  any other reason the Board so decides in its absolute discretion,

payment shall be made at the next Relevant Payment Date PROVIDED THAT, unless the Board determines otherwise, the amount of the cash payment shall be the amount of cash still to be paid to the Participant multiplied by the fraction A/B (where A is the number of complete months from the Vesting Date to the date of cessation of employment and B is the number of months from the Vesting Date to the final Relevant Payment Date in respect of that Award).

15.6                        No cash payment shall be made, under Rule 15 in relation to dividends that the Participant would have received in respect of the Shares, had he been the full legal and beneficial owner of such Shares, comprised in the whole or any part of an Award which is subject to forfeiture or Claw-Back.

15.7                        Any payment made under this Rule 15 shall be made subject to such deductions for income tax and/or social security (or similar) contributions as is legally required.

APPENDIX 1

PERFORMANCE CONDITIONS ATTACHING TO AN AWARD

This Appendix 1 applies to Awards granted prior to 2012.

1.                                      The extent to which an Award may be Released will be determined in accordance with the following provisions of this Appendix 1.

2.                                      For the purpose of this Appendix 1:

(a)                                 TSR means the Total Shareholder return of a company over any period being a combination of its share price and dividend performance which shall be calculated as set out in paragraph 3 below.

(b)                                 Comparator Group means those companies comprising the FTSE General Financials Index (excluding Schroders Non-Voting shares) at the beginning of the Performance Period.

(c)                                  TSR Ranking means the Company’s TSR ranked against the companies in the Comparator Group.

3.                   (a) The TSR of the Company and of each company in the Comparator Group over the relevant Performance Period shall be computed by comparing the internal rate of return derived from the amounts determined below:

(i)

the average of the daily closing prices of the shares in each company in the Comparator Group (as derived from the London Stock Exchange Daily Official List) during (aa) in the case of Awards made in 2008, the month of January 2008, and (bb) in the case of Awards made in 2009 and thereafter, the three months immediately preceding the commencement of the Performance Period; and

(ii)

the average of the daily closing prices of the shares in each company in the Comparator Group (as derived from the London Stock Exchange Daily Official List) during the three months immediately preceding the end of the Performance Period.

(b)                                 For the purposes of computing the calculation in paragraph 3(a):

(i)

gross dividends (including special dividends) paid by each company in the Comparator Group shall be deemed to be reinvested in the relevant company’s shares on the last day of the month during which the company’s shares go ex-dividend in respect of such dividend; and

(ii)

so as to preserve the original notional investment, an appropriate adjustment shall be made for any variation in the share capital of any company in the Comparator Group occurring during the Performance Period; and

(iii)

if during the Performance Period, any of the companies in the Comparator Group ceases to be a member of the FTSE General Financials Index then the Board shall, for the purpose of determining the TSR Ranking, in respect of the remainder of the Performance Period, deem that company to achieve the TSR performance of the median performer of the Comparator Group. Alternatively, the Board may, at its discretion (aa) replace that company with another company, or (bb) take such other action if it thinks fit.

(c)                                  The calculation under paragraph 3(a) shall be calculated by a recognised reputable provider of such information, selected by the Board during the Performance Period. The method of measuring the performance of companies in the Comparator Group where paragraph 3(b)(iii) applies shall be confirmed by the Board’s remuneration adviser.

4.(a)                       The percentage of the Shares comprised in the Award that Vest depends on the Company’s TSR relative to the companies in the Comparator Group as indicated below:

TSR Ranking within FTSE mid 250	Percentage of Shares
index	that Vest

(Below 50th percentile (i.e. below median)	None

At 50th percentile (i.e. median position)	25%

At 75th percentile (i.e. top 25%)	100%

(b)                                 Subject to paragraph 4(c) below, Shares comprised in an Award will Vest on a straight-line basis between 25% and 100% where the TSR Ranking is between the 50th percentile and the 75th percentile positions (respectively) in the left hand column above.

(c)                                  Shares comprised in an Award will not Vest unless the Board is satisfied that the Company’s TSR performance reasonably reflects the Company’s underlying financial performance over the Performance Period.

5.                                      The Board may make such adjustments to the performance conditions in this Appendix as it considers appropriate to take account of:

(a)                                 any increase or variation in the share capital of the Company;

(b)                                 any change to the accounting standards adopted by the Company;

(c)                                  a change in the calculation of TSR; and

(d)                                 any other factors which are relevant in the opinion of the Board.

APPENDIX 1A

REVISED PERFORMANCE CONDITIONS

This Appendix 1A applies to Awards made in 2012 and subsequently but prior to 30 April 2015.

1.                                      The extent to which an Award may be Released will be determined in accordance with the following provisions of this Appendix 1A.

2.                                      For the purpose of this Appendix 1A:

(a)                 TSR means the Total Shareholder return of a company over any period being a combination of its share price and dividend performance which shall be calculated as set out in paragraph 3 below.

(b)                 Comparator Group means those companies comprising the FTSE General Financials Index (excluding Schroders Non-Voting shares) at the beginning of the Performance Period.

(c)                  TSR Ranking means the Company’s TSR ranked against the companies in the Comparator Group.

3.      (a)                 The TSR of the Company and of each company in the Comparator Group over the relevant Performance Period shall be computed by comparing the internal rate of return derived from the amounts determined below:

(i)

the average of the daily closing prices of the shares in each company in the Comparator Group (as derived from the London Stock Exchange Daily Official List) during the three months immediately preceding the commencement of the Performance Period; and

(ii)

the average of the daily closing prices of the shares in each company in the Comparator Group (as derived from the London Stock Exchange Daily Official List) during the three months immediately preceding the end of the Performance Period.

(b)                 For the purposes of computing the calculation in paragraph 3(a):

(i)

gross dividends (including special dividends) paid by each company in the Comparator Group shall be deemed to be reinvested in the relevant company’s shares on the last day of the month during which the company’s shares go ex-dividend in respect of such dividend; and

(ii)

so as to preserve the original notional investment, an appropriate adjustment shall be made for any variation in the share capital of any company in the Comparator Group occurring during the Performance Period; and

(iii)

if during the Performance Period, any of the companies in the Comparator Group ceases to be a member of the FTSE General Financials Index then the Board may, for the purpose of determining the TSR Ranking, at its discretion, in respect of the remainder of the Performance Period, in respect of the remainder of the Performance Period, deem that company to achieve the TSR performance of the median performer of the Comparator Group.

Alternatively, the Board may, at its discretion (aa) replace that company with another company, or (bb) take such other action if it thinks fit.

(c)                  The calculation under paragraph 3(a) shall be calculated by a recognised reputable provider of such information, selected by the Board during the Performance Period. The method of measuring the performance of companies in the Comparator Group where paragraph 3(b)(iii) applies shall be confirmed by the Board’s remuneration adviser.

(d)                 The Board determined that the LTIP performance metrics should be 95% relative TSR and 5% on risk and sustainability metrics.

4.      (a)                 The percentage of the Shares comprised in the Award that Vest depends on the Company’s TSR relative to the companies in the Comparator Group as indicated below.

TSR Ranking within FTSE mid 250	Percentage of Shares
index	that Vest

(Below 50th percentile (i.e. below median)	None

At 50th percentile (i.e. median position)	25%

At 75th percentile (i.e. top 25%)	100%

(b)                 Subject to paragraph 4(d) below, Shares comprised in an Award will Vest on a straight-line basis between 25% and 100% where the TSR Ranking is between the 50th percentile and the 75th percentile positions (respectively) in the left hand column above.

(c)                  Shares comprised in an Award will not Vest unless the Board is satisfied that the Company’s TSR performance reasonably reflects the Company’s underlying financial performance over the Performance Period and that the Company’s risk management profile as determined by the Chief Risk Officer has not been detrimentally breached and is appropriate.

5.                                      The percentage of the Shares comprised in the Award in respect of the 5% on risk and sustainability measures that Vest depends on a satisfactory risk assessment over the Performance Period. In determining the 5% the Board will take account of the non-financial metrics in the annual bonus scheme along with a report from the Chief Risk Officer which will cover an assessment of risk awareness and culture in the Company over the Performance Period.

6.                                      The Board may make such adjustments to the performance conditions in this Appendix as it considers appropriate to take account of:

(a)                 any increase or variation in the share capital of the Company;

(b)                 any change to the accounting standards adopted by the Company;

(c)                  a change in the calculation of TSR; and

(d)                 any other factors which are relevant in the opinion of the Board.

APPENDIX 1B

REVISED PERFORMANCE CONDITIONS

This Appendix 1B applies to Awards made on or after 30 April 2015.

1.                                      The extent to which an Award may be Released will be determined in accordance with the following provisions of this Appendix 1B.

2.                                      The extent to which an Award may be Released will be assessed by reference to the following performance measures and with the following weightings:

Percentage of the number of Shares in
respect of which the Award is granted
which relate to the performance
Performance measure	measure
TSR	50% (of which 25% relates to FTSE TSR Performance and 25% relates to ASX Performance, as set out in paragraph 3 below)
Fund Flows	15%
Investment Performance	15%
Growth in Operating Margin	10%
People Strategy	10%

TSR

3.      (a)                 The percentage of the Shares in respect of which the Award is granted which relate to the TSR performance measure (the “TSR Shares”) that shall Vest shall be determined as follows:

Percentage of total TSR Shares that
FTSE TSR Performance	Vest
Below 50th percentile	0%
At 50th percentile	12.5%
Between 50th percentile and 75th percentile	Between 12.5% and 50% on a straight- line basis
At 75th percentile or higher	50%

and

Percentage of total TSR Shares that
ASX TSR Performance	Vest
Below 50th percentile	0%
At 50th percentile	12.5%
Between 50th percentile and 75th percentile	Between 12.5% and 50% on a straight- line basis
At 75th percentile or higher	50%

so that, for the avoidance of doubt, 100% of the TSR Shares shall Vest where each of the FTSE TSR Performance and the ASX TSR Performance is at the 75th percentile or higher; and

provided that notwithstanding the above, the TSR Shares will Vest only to the extent (if any) to which the Board is satisfied that the Company’s TSR performance reasonably reflects the Company’s underlying financial performance over the Performance Period.

(b)                                 The FTSE TSR Performance and the ASX TSR Performance shall be assessed independently (so that, for the avoidance of doubt, up to 50% of the TSR Shares shall be capable of vesting pursuant to ASX TSR Performance where no TSR Shares will vest pursuant to FTSE TSR Performance, and vice versa).

(c)                                  “FTSE TSR Performance” shall be calculated as the Company’s TSR percentile ranking assessed against the FTSE 350 Comparator Group.

(d)                                 “ASX TSR Performance” shall be calculated as the Company’s TSR percentile ranking assessed against the ASX 100 Comparator Group.

(e)                                  The “FTSE 350 Comparator Group” means the companies comprised in the FTSE 350 on the first day of the Performance Period (subject to paragraph (h)(iii) below).

(f)                                   The “ASX 100 Comparator Group” means the companies comprised in the ASX 100 on the first day of the Performance Period (subject to paragraph (h)(iii) below).

(g)                                  The “TSR” of the Company and of each company in the FTSE 350 Comparator Group and the ASX 100 Comparator Group over the Performance Period shall be computed by comparing the internal rate of return derived from the amounts determined below:

(i)                                                     the average of the daily closing prices of the shares in the relevant company during the three months immediately preceding the commencement of the Performance Period; and

(ii)                                                  the average of the daily closing prices of the shares in the relevant company during the three months immediately preceding the end of the Performance Period, and for which purposes: (i) the closing price of a share in a company in the ASX 100 Comparator Group shall be derived from the Australian Stock Exchange (and for the purposes of assessing the Company’s TSR performance against the ASX 100 Comparator Group, the closing price of a share in the Company shall refer to the closing price of a CDI issued by the Company as derived from the Australian Stock Exchange); and (ii) the closing price a share in a company in the FTSE 350 Comparator Group (including, for the purposes of assessing the Company’s TSR performance against the FTSE 350 Comparator Group, of a share in the Company) shall be derived from the daily official list of the London Stock Exchange.

(h)                                 For the purposes of computing the calculation in paragraph 3(g):

(i)                                                     gross dividends (including special dividends) paid by any relevant company (including the Company) shall be deemed to be reinvested in the relevant company’s shares on the last day of the month during which the company’s shares go ex-dividend in respect of such dividend;

(ii)                                                  so as to preserve the original notional investment, an appropriate adjustment (as determined by the Board) shall be made for any variation in the share capital of any relevant company occurring during the Performance Period; and

(iii)                                               if during the Performance Period, any of the companies in the relevant Comparator Group ceases to be a member of the FTSE 350 or the ASX 100 (as applicable), the Board may, for the purpose of determining the Company’s TSR ranking, at its discretion:

(A)       in respect of the remainder of the Performance Period, deem that company to achieve TSR performance equal to its TSR performance as at the last time the company was a member of the relevant Comparator Group;

(B)       in respect of the remainder of the Performance Period, deem that company to achieve the TSR performance of the median performer of the relevant Comparator Group;

(C)       replace that company with another company; or

(D)       take such other action if it thinks fit.

(i)                                     The calculation under paragraph 3(e) shall be calculated by a recognised reputable provider of such information, selected by the Board during the Performance Period.

Fund Flows

4.      (a)                 The percentage of the Shares in respect of which the Award is granted which relate to the Fund Flows performance measure that shall Vest shall be determined as follows:

Percentage of Shares which relate to
the Fund Flows performance measure
Average Annual Net Flow Rate	that Vest
Less than 3.5% (including where negative or nil)	0%
At 3.5%	25%
Between 3.5% and 7%	Between 25% and 100% on a straight-line basis
At 7% or greater	100%

(b)                                 “Average Annual Net Flow Rate” means the simple average of the Annual Net Flow Rate for each Financial Year comprised in the Performance Period.

“Annual Net Flow Rate” in respect of a Financial Year shall be calculated as the amount of Net Flows for that Financial Year, expressed as a percentage of Closing AUM for the preceding Financial Year (for the avoidance of doubt, being negative where Net Flows is negative).

“Net Flows” in respect of a Financial Year means the aggregate of the amount subscribed or taken under management during that Financial Year to Funds managed within the Group, less the value that is redeemed during that Financial Year from Funds managed within the Group, calculated on the same basis as reported in the Group’s annual report and accounts, save as stated in 4(c) below.

“Closing AUM” means the total assets under management in all Funds managed within the Group on the last day of the relevant Financial Year, calculated on the same basis as reported in the Group’s annual report and accounts, save as stated in 4(c) below.

(c)                                  Unless the Board determines otherwise (at any time):

(i)                                                     where any Fund the management of which in the Henderson Group arises from the acquisition during the Performance Period of any company, business or similar: (aa) the assets under management in such Fund shall be excluded from the calculation of Closing AUM; and (bb) the effect on Net Flows attributable to such Funds shall be excluded from the calculation of Net Flows;

(ii)                                                  where any Fund ceases to be managed in the Henderson Group during the Performance Period as a result of a disposal of a company, business or similar: (aa) Net Flows attributable to such Fund shall be included in the calculation of Net Flows until the date of disposal but such disposal shall not be taken into account in calculating Net Flows; (bb) in the calculation of Closing AUM, the assets under management in the Fund which is disposed of shall be pro-rated to reflect the proportion of the Financial Year in which the disposal occurs which has elapsed to the date of the disposal; and (cc) for the avoidance of doubt, the assets under management in such Fund shall not be included in Closing AUM of the Financial Year in which the disposal occurs or any subsequent Financial Year; and

(iii)                                               in respect of assets under management in and Net Flows attributable to joint venture arrangements and associates, the Group’s share of such assets under management and Net Flows shall not be included in the calculation of Net Flows or Closing AUM (save where the relevant mandate is contracted with the Group);

and in each case, if the Board determines the above treatment shall not apply, the Board may determine the appropriate treatment.

Investment Performance

5.      (a)                 The percentage of the Shares in respect of which the Award is granted which relate to the Investment Performance performance measure that shall Vest shall be determined as follows:

Asset Weighted Percentage of	Percentage of Shares which relate to
Funds Achieving Benchmark	the Investment Performance
Performance	performance measure that shall Vest
Less than 55%	0%
At 55%	25%
Between 55% and 70%	Between 25% and 100% on a straight- line basis
At 70% or greater	100%

(b)                                 The “Asset Weighted Percentage of Funds Achieving Benchmark Performance” shall, subject to 5(c), be the percentage of Funds achieving or exceeding Benchmark Performance calculated on the basis of asset-weighted performance over a three-year period.

(c)                                  “Benchmark Performance” shall mean the achievement of required level of performance of the Fund against the relevant benchmark measure as appropriate to the relevant client or fund mandate being:

(i)                     in the case of OEIC and SICAV fund performance in the top 2 quartiles against the relevant peer group;

(ii)                  in the case of Absolute Return funds, having a non-negative absolute return; or

(iii)               in the case of institutional funds, shall be a return in excess of the relevant benchmark;

or such other methodology as the Board may determine having due regard to the Fund structure or available competitive benchmark information.

(d)                                 Where, in respect of a Fund which would otherwise be included in the calculation in paragraph 5(a), the management of such Fund within the Henderson Group commences or ceases during the Performance Period then such Fund (and its investment performance) shall be excluded from the calculation in paragraph 5(a) unless the Board determines otherwise (at any time).

Growth in Operating Margin

6.      (a)                 The percentage of the Shares in respect of which the Award is granted which relate to the Operating Margin performance measure that shall Vest shall be determined by reference to the Company’s Average Growth in Operating Margin over the Performance Period as indicated below.

Percentage of Shares that relate to the
Average Annual Growth in	Operating Margin performance
Operating Margin	measure that shall Vest
Less than 0.5%	0%
0.5%	25%
Between 0.5% and 1%	Between 25% and 100% on a straight- line basis
1% or greater	100%

“Average Annual Growth in Operating Margin” shall be calculated as:

(OM2 – OM1)
n

(b)                                 “OM1” means Operating Margin for the Financial Year of the Company immediately preceding the start of the Performance Period, expressed as percentage;

“OM2” means Operating Margin for the final Financial Year of the Company in the Performance Period, expressed as a percentage; and

“n” means the number of Financial Years comprised in the Performance Period (in the event that the Performance Period is foreshortened pursuant to Rule 4 or Rule 8, unless the Board determines otherwise, expressed as a decimal calculated by dividing (i) the number of whole months elapsed from the start of the Performance Period to the last date of the foreshortened period, by (ii) the number of whole months that would have comprised the full Performance Period); and

“Operating Margin” means, for a Financial Year, total operating margin as shown in the Group’s annual report and accounts.

People Strategy

7.      (a)                 The percentage of the Shares in respect of which the Award is granted which relate to the People Strategy performance measure that shall Vest shall be determined by the Board by reference to the Board’s assessment of the Company’s performance against its people strategy. The minimum level of performance that the Board determines justifies Vesting will result in Vesting at 25%.

In determining the level of achievement, the Board may consult with any persons it determines to be appropriate, including the Executive Directors, management and the Human Resources and risk management functions, provided that the Company’s level of achievement shall be determined solely by the Board acting in its absolute discretion.

General

8.                                      Notwithstanding the above, the Board may reduce the number of Shares in respect of which an Award Vests (including to nil) if the Board determines that the Company’s risk management profile, as determined by the Chief Risk Officer, has been detrimentally breached or does not remain appropriate.

9.                                      The Board may make such adjustments to the performance conditions in this Appendix as it considers appropriate to take account of:

(a)                                 any increase or variation in the share capital of the Company;

(b)                                 any change to the accounting standards adopted by the Company;

(c)                                  a change to the Company’s accounting reference date;

(d)                                 a change in the calculation of TSR; and

(e)                                  any other factors which are relevant in the opinion of the Board.

APPENDIX 2

GRANT OF PHANTOM AWARDS TO ELIGIBLE EMPLOYEES

OUTSIDE THE UNITED KINGDOM

1.                                      This Appendix 2 sets out the terms on which the Board may grant Phantom Awards (as defined in this Appendix 2) to any Eligible Employees selected by the Board who are or may become primarily liable to tax outside the United Kingdom on their remuneration.

Application of rules of the Plan and definitions

2.                                      The rules of the Plan apply to Phantom Awards subject to such modifications as are set out in this Appendix 2 which the Board considers are necessary or desirable to take account of overseas tax, exchange control or other laws. Words and expressions defined in Rule 1.1 of the Plan shall have the same meanings in this Appendix 2 with appropriate changes, except as follows:

Eligible Employee means any bona fide employee of any member of the Group who is or who the Board considers may become primarily liable to tax outside the United Kingdom on their remuneration;

Exercise Value means for each Phantom Share in respect of which a Phantom Award has Vested:

(a)                                 for so long as Shares are listed on the London Stock Exchange, the closing middle market quotation for a Share on the effective date of exercise of the Phantom Award; or

(b)                                 subject to (a) above, the market value of a Share on the effective date of exercise of the Phantom Award determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992;

Performance Conditions means the conditions specified in Appendix 1 (including Appendix 1A and 1B) in relation to the Phantom Shares subject to the Award or such other conditions as the Board may have imposed under Rule 2.2 of the Plan;

Phantom Award means an award granted in the form referred to in paragraph 5 of this Appendix 2;

Phantom Share means a notional share equal in value to a Share, but having no legal rights attributable to a Share;

Vested Phantom Shares means Phantom Shares subject to Phantom Awards in respect of which the Performance Conditions have been satisfied and Vest, Vesting and Vesting Date shall be construed accordingly;

3.                                      References to an Award in the rules of the Plan shall be construed for the purpose of this Appendix 2 as references to a Phantom Award.

4.                                      References to Vested Shares in the rules of the Plan shall be construed for the purpose of this Appendix 2 as references to Vested Phantom Shares.

Grant of Phantom Awards

5.                                      Rule 2.1 shall be deleted and replaced as follows:

The Board may, during a Grant Period, in its discretion, grant Phantom Awards in the form of a right to receive contingent on the exercise of the Phantom Award a cash payment equal to the Exercise Value of a maximum number of Phantom Shares determined by the Board at the Date of Grant, to any Eligible Employees selected by the Board.

6.                                      References in Rule 2.1A and Rule 2.7 to the Shares being comprised in an Award shall be read as Phantom Shares being comprised in a Phantom Award.

Individual limits

7.                                      Rule 3.6 shall be deleted and replaced as follows:

A Phantom Award shall not be granted to an Eligible Employee if such grant would cause the total Market Value of the maximum number of Phantom Shares in respect of which a Phantom Award is granted (as measured at the Date of Grant of the Phantom Award) when aggregated with the total Market Value of:

(a)                                 the maximum number of Phantom Shares in respect of which any other Phantom Award granted to the Eligible Employee under Appendix 2 in the same calendar year may be exercised; and

(b)                                 the maximum number of Shares that may be acquired pursuant to any Award granted to the Eligible Employee under the Plan in the same calendar year,

to exceed the Relevant Maximum Percentage of the Eligible Employee’s Basic Salary as at the Date of Grant.

Exercise of Phantom Awards

8.                                      The final sentence of Rule 4.2 shall be deleted and replaced as follows:

A Phantom Award may be exercised in respect of such number of Vested Phantom Shares in accordance with this Appendix 2.

9.                                      A Participant may exercise a Phantom Award at any time during the period of six months (or such shorter period specified in Rule 8, where applicable) following [the earlier of: (i) the fifth anniversary of the Date of Grant of the Phantom Award (being the expiry of a notional holding period applicable to the Phantom Award), and

(ii) the date on which the Phantom Award is Released pursuant to Rule 8.1, 8.2, 8.6 or (if the Board so determines) 8.5, and save that the Board may, in exceptional circumstances, at any time determine that the Phantom Award may be exercised on or at any time after the Vesting Date. Notwithstanding any other Rule (including Rule 4) a Phantom Award may not be exercised earlier than permitted by this paragraph 9. A Phantom Award may be exercised in the](9) manner described in Rule 5.1.

10.                               Rule 6 shall not apply to Phantom Awards granted under this Appendix 2. In its place the following rule shall be inserted:

6.1                               Subject to Rules 6.2 and 6.3 and 6.4, the Board shall procure the payment to a Participant who has exercised a Phantom Award of a sterling cash amount equal to the Exercise Value, less any applicable tax and social security withholding not later than 30 days following the effective date of exercise of the Phantom Award.

6.2                               The Board may in its discretion determine that the payment to be made to a Participant pursuant to Rule 6.1 should be made in a Participant’s local currency by reference to the exchange rate on the effective date of exercise of a Phantom Award).

6.3                               The amount payable to a Participant pursuant to Rule 6.1 or Rule 6.2 on exercise of a Phantom Award may, at the discretion of the Board be satisfied in whole or in part by the transfer of Shares to a Participant. The number of Shares which are to be transferred to a Participant in satisfaction of any payment due under Rule 6.1 or Rule 6.2 will be the number of Shares (rounded down to the nearest whole Share) which have a market value equal to the Exercise Value less any applicable tax and social security withholding. Any transfer of Shares will satisfy in full any amount to which the Participant becomes entitled in accordance with Rule 6.1 or Rule 6.2. Such Shares will be transferred within 30 days of the effective date of exercise of the Phantom Award free of all liens, charges and encumbrances and together with all rights attaching to the Shares, except that they will not rank for any rights attaching to Shares by reference to a record date preceding the date of exercise.

6.4                               The payment of the cash amount to a Participant or delivery of shares under this Rule 6 is conditional on the Participant complying with all overseas tax, exchange control or other laws applicable to the payment or transfer.

11.                               The amount of any cash payment to be made to a Participant following the exercise of a Phantom Award where Rules 4.5, 4.6 or 8 apply shall be determined in accordance with Rule 6 (as amended by this Appendix 2) and where Rules 4.5, 4.6, 8.1 or 8.2 applies, the number of Phantom Shares in respect of which the Award may

(9)  Words in square brackets inserted to apply to Phantom Awards granted on or after 30 April 2015. For Phantom Awards granted prior to that date, words in square brackets read “the Vesting Date”.

be exercised will, unless the Board determines otherwise, be pro rated in accordance with the provisions of Rules 4.5, 4.6, 8.1, and 8.2 as though references to the number of Shares in respect of which an Award may be exercised were construed as references to the number of Phantom Shares in respect of which a Phantom Award may be exercised.

12.                               The Board may adjust the number of Phantom Shares in respect of which a Phantom Award has been granted in accordance with Rule 10 as if references in Rule 10 to Shares were references to Phantom Shares.

13.                               References in the applicable Performance Condition to Shares shall be construed as references to Phantom Shares.

Forfeiture

14.                               In respect of Phantom Awards made on or after 4 May 2011, at any time prior to the Vesting Date, a Phantom Award shall be forfeit to the extent determined by the Board (and for the avoidance of doubt the Board may determine that a Phantom Award may be forfeited in whole or in part):

(a)                                 where the Board determines that there has been a material misrepresentation in relation to the performance of the Company [or a member of the Group, business unit or Fund](10) and/or the Participant on the basis of which the Board made its determination as to the extent to which any Phantom Award was granted, including (but not limited to): (i) a misstatement of the financial results and/or health of the Company [or a member of the Group, business unit or Fund](10) during a relevant Financial Year; (ii) an erroneous calculation in relation to the results of the Company [or a member of the Group, business unit or Fund](10) or other performance benchmark; (iii) errors in the financial statements of the Company [or a member of the Group, business unit or Fund](10); or (iv) discrepancies in the financial accounts for a relevant Financial Year, whether or not arising from fraud or reckless behaviour on the part of any director or employee of the Company or any member of the Group [and, for the avoidance of doubt, whether or not the Participant was responsible for such misrepresentation](11);

(b)                                 immediately upon the Participant ceasing to be an employee of any member of the Group by reason of dismissal for misconduct (for the avoidance of doubt, including but not limited to gross misconduct);

(c)                                  where the Board determines that there is reasonable evidence of misbehaviour by the Participant;

(d)                                 where the Board determines that there has been a material failure of risk management [in respect of: (i) the Company; (ii) any member of the Group or business unit for which the Participant performs a role or has responsibility; and/or (iii) any Fund to which the Participant’s role relates or for which the

(10)  Words in square brackets inserted to apply to Phantom Awards granted on or after 30 April 2015.

(11)  Words in square brackets inserted on 30 April 2015.

Participant has responsibility, whether or not the Participant is responsible for such failure](11); or

(e)                                  in respect of a Phantom Award granted on or after 30 April 2015, where the Board determines that:

(i)	the vesting of an Award is not sustainable according to the financial situation of the Company; and/or

(ii)

the vesting of a Phantom Award to the extent to which it would otherwise vest is not justified according to, and/or that there has been a material downturn in, the performance of: (i) the Company; (ii) any member of the Group or business unit for which the Participant performs a role or has responsibility; (iii) any Fund to which the Participant’s role relates or for which the Participant has responsibility; and/or (iv) the Participant.

The effect of the forfeiture of a Phantom Award (to the extent determined by the Board under this paragraph of Appendix 2) shall be that the Participant shall no longer be entitled to payment of cash or the transfer of Shares pursuant to the Phantom Award.

Claw-Back of Overpayment of Award

15.                               In respect of Phantom Awards made on or after 4 May 2011, a claw-back may be imposed by the Board (“Claw-Back”) at any time following the applicable Vesting Date until the [third](12) anniversary of the applicable Vesting Date:

(a)                                 where the Board determines that there has been a material misrepresentation […](13) in relation to the performance of the Company [or a member of the Group, business unit of Fund](14) and/or the Participant on the basis of which the Board made its determination as to the extent to which any Phantom Award Vested, including (but not limited to): (i) a misstatement of the financial results and/or health of the Company [or a member of the Group, business unit of Fund](14) during a relevant Financial Year; (ii) an erroneous calculation in relation to the results of the Company [or a member of the Group, business unit of Fund](14) or other performance benchmark; (iii) errors in the financial statements of the Company [or a member of the Group, business unit of Fund](14); or (iv) discrepancies in the financial accounts for a relevant Financial Year, whether or not arising from fraud or reckless behaviour on the part of any director or employee of the Company or any member of the Group;

(12)  For Phantom Awards made on or after 4 May 2011 but prior to 30 April 2015, Claw-Back may only be operated until the second anniversary of the applicable Vesting Date.

(13)  For Phantom Awards made on or after 4 May 2011 but prior to 30 April 2015, words “by a Participant” are included.

(14)  Words in square brackets inserted to apply to Phantom Awards granted on or after 30 April 2015.

(b)                                 where the Participant ceases to be an employee of any member of the Group by reason of dismissal for misconduct (for the avoidance of doubt, including but not limited to gross misconduct); or

(c)                                  in respect of a Phantom Award granted on or after 30 April 2015, where the Board determines that there has been a material failure of risk management for which the Participant has direct or indirect responsibility in respect of: (i) the Company; (ii) any member of the Group or business unit for which the Participant performs a role or has responsibility; and/or (iii) any Fund to which the Participant’s role relates or for which the Participant has responsibility.

The manner in which the Claw-Back shall be made by the Remuneration Committee is as follows:-

(a)                                 the Company shall serve a notice in writing on each Participant concerned setting out:-

(i)	the date of the Phantom Award;

(ii)	the total amount of cash comprised in the Phantom Award which vested on the applicable Vesting Date;

(iii)

the total amount of cash in that Phantom Award which is subject to the Claw-Back calculated, if the Board so decides, after taking account of the tax and social security contributions paid by the Participant (“Claw-Back Cash”) [(and the equivalent number of Shares calculated at the Market Value of a Share as at the date the cash payment was made to the Participant under the Phantom Share Award (the “Equivalent Shares”))](15);

(b)                                 so far as the Board shall consider practicable, any Claw-Back shall be implemented by:

(i)

where the Phantom Award is outstanding and has not yet been exercised by virtue of being subject to a notional holding period pursuant to paragraph 9 of this Appendix 2, by forfeiting the Phantom Award in whole or in part;

(ii)

a reduction in the [number of Shares](15) under the Plan or any other Discretionary Share Plan operated by the Company which would otherwise vest for [or be released to](15) the Participant on any future date [for the avoidance of doubt, including by the forfeiture of any Shares that are subject to Rule 4A.3](15);

(iii)

a withholding of any cash amount otherwise due to the Participant under any bonus scheme[, phantom share scheme or other cash based incentive scheme](15) of the Company or any member of the Group (on a pre- or post-tax basis as determined by the Board); or

(15)  Words in square brackets inserted on 30 April 2015.

(iv)	a deduction from any other sum owed to the Participant (which may include unpaid salary and/or pension contributions) on a pre- or post-tax basis as determined by the Board,

up to the amount of the Claw-Back Cash [or the Equivalent Shares](15); and

(c)                                  if the Participant ceases at any time to be a Participant in the Plan and/or any other phantom Discretionary Share Plan operated by the Company, or the amount of cash which may be paid on or following any future date under the Plan and/or any other phantom Discretionary Share Plan operated by the Company is less than the amount of the Claw-Back Cash, or the Participant ceases at any time to be a director or an employee of the Company or any member of the Group, then the Company may recover from the Participant the balance of the cash remaining to be clawed-back and for these purposes such amount is a debt which is immediately due and payable by the Participant to the Company.

(d)                                 Where Shares have been transferred to a Participant under this Appendix 2, Rule 14 of the Plan will apply.